UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report
                                   Pursuant to
                             Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): January 8, 2003


                         ALLMERICA FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)


        Delaware                    1-13754                     04-3263626
(State or other jurisdic-   (Commission File Number)       (I.R.S. Employer I.D.
tion of Incorporation)                                            Number)



               440 Lincoln Street, Worcester, Massachusetts 01653
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (508) 855-1000
               (Registrant's Telephone Number including area code)



                                Page 1 of 7 pages
                             Exhibit Index on page 4

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Item 5.  Other Events.

On January 8, 2003, Allmerica Financial Corporation announced a series of transactions which will significantly improve the statutory capital positions of its life insurance companies. The benefits of these actions will be reflected in the statutory capital of the Company's life insurance subsidiaries as of December 31, 2002.

Item 7. Financial Statements and Exhibits.

Exhibit 99 Press Release dated January 8, 2003, announcing that Allmerica Financial Corporation has entered into a series of transactions which will significantly improve the statutory capital positions of its life insurance companies.
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SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Allmerica Financial Corporation
                                      ---------------------------------
                                      Registrant

                             By:      /s/ Edward J. Parry III
                                      ---------------------------------
                                      Edward J. Parry III
                                      Executive Officer of the Chairman,
                                      Chief Financial Officer and
                                      Principal Accounting Officer




Date: January 9, 2003



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Exhibit Index

Exhibit 99 Press Release dated January 8, 2003, announcing that Allmerica Financial Corporation has entered into a series of transactions which will significantly improve the statutory capital positions of its life insurance companies.

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Exhibit 99


Allmerica Financial Corporation Announces Improved Life Insurance Capital
Position

WORCESTER, Mass., January 8, 2003 - Allmerica Financial Corporation (NYSE: AFC) today announced a series of transactions which will significantly improve the statutory capital positions of its life insurance companies. The benefits of these actions will be reflected in the statutory capital of the company's life insurance subsidiaries as of December 31, 2002. Statutory capital is the measure of capital utilized by insurance industry regulators.

The specific transactions are as follows:

o Entering into a definitive agreement to sell its fixed universal life insurance block of business to John Hancock Life Insurance Company
o Retirement of long-term funding agreements at amounts less than statutory carrying values, both through open market repurchases and a tender offer
o Implementation of a new guaranteed minimum death benefit (GMDB) mortality reinsurance program
o Redomestication and reorganization of the internal ownership structure of its life insurance subsidiaries

Including the benefit of these actions, statutory capital at December 31, 2002 is estimated at approximately $475 million for the combined life insurance subsidiaries, an increase of 46% from the September 30, 2002 level of $326 million. In addition, the Risk Based Capital (RBC) ratio of Allmerica Financial Life Insurance and Annuity Company (AFLIAC), the lead life insurance company as of December 31, 2002, increased from 133% as of September 30, 2002 to approximately 235% as of December 31, 2002. RBC is a regulatory method of measuring the minimum amount of capital appropriate for an insurance company. The first level of regulatory involvement required as a result of RBC levels, the so-called "Company Action Level", is between 100% and 125%.

"We are very pleased to announce the completion of the several initiatives we undertook as part of the restructuring of our Allmerica Financial Services business to significantly increase the statutory capital levels of our life insurance subsidiaries," said Edward J. Parry, III, President of Allmerica's Asset Accumulation Companies and Allmerica Financial Corporation's Chief Financial Officer. Parry added, "Most importantly, these improvements substantially reduce the sensitivity of our life companies' capital bases to fluctuations in the equity markets. We estimate that AFLIAC's RBC level as of December 31, 2002 could have withstood a decline of approximately 60% in the S&P 500 index from the actual level on that date before reaching the first RBC level for required regulatory action."


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Further Details on the Actions are as Follows.

o Agreement to sell the company's universal life insurance line of business. On December 31, 2002, Allmerica Financial Corporation signed a definitive agreement to sell through a reinsurance arrangement its interest in a block of fixed universal life policies to John Hancock Life Insurance Company, a wholly-owned subsidiary of John Hancock Financial Services, Inc. (NYSE:
     JHF). The transaction, which is subject to customary closing conditions, including receipt of regulatory approvals and customary representations and warranties regarding the business being transferred, is expected to close in January and produce an increase in statutory surplus of approximately $106 million in 2002. Under the agreement, John Hancock will receive reserves and a recurring stream of premium payments on the book of business. John Hancock will assume responsibility for Allmerica's fixed universal life policies, including claims payments and other obligations under the policies.

o Retirement of long-term funding agreements at amounts less than statutory accounting carrying values. On December 20, 2002, Allmerica Financial Corporation successfully completed a tender offer through which it retired additional long-term funding agreements. The tender offer was made available to non-United States holders of certain series of notes previously issued under a medium term note program. This transaction, together with open market repurchases of long-term funding agreements that occurred in the fourth quarter, resulted in the retirement of a total of $551 million par value of funding agreements at amounts below face value. This resulted in a net increase in statutory surplus of the combined life insurance subsidiaries of approximately $90 million.

o Implementation of a new guaranteed minimum death benefit (GMDB) mortality reinsurance program. Effective December 1, 2002, the company's life subsidiaries entered into a new mortality reinsurance program covering the incidence of mortality on its variable annuity policies. This program provides statutory GMDB reserve relief by reducing the assumed mortality cost in the establishment of statutory reserves for GMDB. In addition, the program reduces the volatility in GMDB reserves associated with future fluctuations in equity market values. This new agreement is expected to provide a statutory capital benefit of approximately $40 million as of December 31, 2002. This benefit will include a capital contribution of $20 million from Allmerica Financial Corporation, the holding company, to the life insurance subsidiaries in consideration of the relief of the holding company's obligations under an existing GMDB reinsurance agreement.

o Redomestication and change in the internal ownership structure of the life insurance subsidiaries. Effective December 31, 2002, AFLIAC, previously a Delaware domiciled life insurance company, became a Massachusetts domiciled insurance company and a direct subsidiary of Allmerica Financial
     Corporation as well as the immediate parent of First Allmerica Financial Life Insurance Company (FAFLIC), which remains a Massachusetts domiciled insurance company. Under the previous internal ownership structure, FAFLIC was the immediate parent of AFLIAC and a direct subsidiary of Allmerica Financial Corporation.

     These actions enhance the overall capital position of the life insurance subsidiaries. AFLIAC will receive the benefit of FAFLIC's capital base for statutory capital and RBC purposes through consolidation. AFLIAC's statutory capital and RBC ratios have increased as a result, and its ability to withstand equity market volatility is greatly enhanced. In addition, FAFLIC will have greater


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     insulation  from  fluctuations in the equity market as a result of the fact that its financial results will no longer include those of AFLIAC.

     As part of this transaction, AFC's commitment to the Massachusetts Division of Insurance to maintain a minimum level of 100% RBC in FAFLIC was replaced by an identical commitment for AFLIAC.

Goldman, Sachs & Co. advised Allmerica on both the sale of its fixed universal life block and the funding agreement tender offer. The company expects to announce fourth quarter results on February 3, 2003.

Chief Executive Officer Search Update

The company also has advanced its search for a president and chief executive officer to succeed John F. O'Brien, who resigned late last year. Russell Reynolds Associates, a global executive recruitment and management assessment firm, has been retained as Allmerica's search partner.

"The process is progressing well," said Michael P. Angelini, chairman of Allmerica's Board of Directors. "This will continue to be a priority over the next several months as we plan for an effective leadership transition."

Allmerica Financial Corporation is the holding company for a diversified group of insurance and financial services companies headquartered in Worcester, Mass.

Certain statements in this release may be considered to be forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Use of the words "believes", "anticipates", "expects" and similar expressions is intended to identify forward-looking statements. The company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in our business that may affect future performance or statutory capital and that are discussed in readily available documents, including the company's annual report and other documents filed by Allmerica with the Securities and Exchange Commission and which are available at www.allmerica.com. These uncertainties include the possibility of adverse catastrophe experience and severe weather, adverse loss development and adverse trends in mortality and morbidity, the closing, on a timely basis and on terms expected by the company, of the transaction with John Hancock Life Insurance Company, which will depend among other things on the satisfaction of various closing conditions including the prompt receipt of required regulatory approvals, changes in the stock and financial markets, changes from assumed surrender activities, adverse selection in surrender patterns, investment impairments, heightened competition, adverse state and federal legislation or regulation, financial ratings downgrades, and various other factors, including the effect of the company's restructuring actions.

                                      -30-

Contacts:     Investors:                         Media:
              Henry St. Cyr                      Michael Buckley
              (508) 855-2959                     (508) 855-3099
              E-mail: hstcyr@allmerica.com       E-mail: mibuckley@allmerica.com

AF-01
1/8/03

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